CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We consent to the use of our reports dated July 28, 2021, with respect to the financial statements of Allspring C&B Large Cap Value Portfolio (formerly Wells Fargo C&B Large Cap Value Portfolio), Allspring Core Bond Portfolio (formerly Wells Fargo Core Bond Portfolio), Allspring Disciplined International Developed Markets Portfolio (formerly Wells Fargo Disciplined International Developed Markets Portfolio), Allspring Disciplined Large Cap Portfolio (formerly Wells Fargo Disciplined Large Cap Portfolio), Allspring Diversified Large Cap Growth Portfolio (formerly Wells Fargo Diversified Large Cap Growth Portfolio), Allspring Emerging Growth Portfolio (formerly Wells Fargo Emerging Growth Portfolio), Allspring Index Portfolio (formerly Wells Fargo Index Portfolio), Allspring Large Company Value Portfolio (formerly Wells Fargo Large Company Value Portfolio), Allspring Managed Fixed Income Portfolio (formerly Wells Fargo Managed Fixed Income Portfolio), Allspring Real Return Portfolio (formerly Wells Fargo Real Return Portfolio), Allspring Small Company Growth Portfolio (formerly Wells Fargo Small Company Growth Portfolio), and Allspring Small Company Value Portfolio (formerly Wells Fargo Small Company Value Portfolio), twelve of the portfolios comprising Allspring Master Trust (formerly Wells Fargo Master Trust), as of May 31, 2021, incorporated herein by reference, and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts
December 6, 2021